                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

  ____________________________________________________________________________

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933

  ___________________________________________________________________________

                         PATRIOT SCIENTIFIC CORPORATION
               (Exact name of Registrant as specified in charter)

                          DELAWARE                                                         84-1070278
                (State or other jurisdiction                                             (IRS Employer
              of incorporation or organization)                                      Identification Number)

             12875 BROOKPRINTER PLACE, SUITE 300                                        ELWOOD G. NORRIS
                   POWAY, CALIFORNIA 92064                                    12875 BROOKPRINTER PLACE, SUITE 300
                       (619) 679-4428                                               POWAY, CALIFORNIA 92064
        (Address and telephone number of registrant's                                    (619) 679-4428
principal executive offices and principal place of business)       (Name, address and telephone number of agent for service)

                     1995 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full Title of the Plan)


                                   COPIES TO:
                           JOHN D. BRASHER JR., ESQ.
                               BRASHER & COMPANY
                          90 MADISON STREET, SUITE 707
                             DENVER, COLORADO 8020
                                 (303) 355-3000

       If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with Dividend or
Interest Reinvestment Plans, check the following line:     X
                                                         -----

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
      Title of                                     Proposed            Proposed
     Each Class                     Amount          Maximum            Maximum                Amount of
   of Securities                     Being       Offering Price        Aggregate            Registration
  Being Registered                 Registered      Per Share       Offering Price (2)          Fee (3)
----------------------------------------------------------------------------------------------------------
Common Stock (1)                    250,000          $0.80           $200,000.00              $100.00
==========================================================================================================

(1) The securities registered hereunder are shares of the registrant's common stock, $.00001 par value, subject to award to persons defined as employees under the registrant's 1995 Employee Stock Compensation Plan.

(2)    Estimated for purpose of calculating the registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as quoted on the OTC Electronic Bulletin Board. The filing is less than $100; therefore, only the minimum filing fee is due.


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                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference in this registration statement of Patriot Scientific Corporation, a Delaware corporation ("Company"), and in the related Section 10(a) prospectus:

    (a) The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1995;

    (b) The Company's quarterly reports on Form 10-QSB for the fiscal quarters respectively ended August 31, 1995 and November 30, 1995;

    (c) The Company's current reports on Form 8-K dated June 6, 1995, July 11, 1995, July 14, 1995 and December 11, 1995.

    (d) Item 11 (Description of Securities) contained in registration statement on Form 8-A of the Company, SEC file No. 0-22182.

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Incorporated by reference to Item 11 (Description of Securities) contained in registration statement on Form 8-A of the Company, SEC file No. 0-22182.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Pursuant to Article NINTH of the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.





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
ITEM 8.  EXHIBITS.

    Number       Description
    ------       -----------
     5.1         Consent and opinion of Brasher & Company, counsel to the
                 Company
    10.1         1995 Employee Stock Compensation Plan of the Company
                 (incorporated by reference to Exhibit 10.5 to   Report on Form
                 10-QSB for fiscal quarter ended November 30, 1995)
    23.1         Consent of BDO Seidman, LLP, independent certified public
                 accountants

ITEM 9.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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                                     SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Poway, California, on the date below.

DATED:  January 30, 1996                PATRIOT SCIENTIFIC CORPORATION


                                        By         ELWOOD G. NORRIS
                                           -----------------------------------
                                                   ELWOOD G. NORRIS,
                                                CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

Signature                                            Title                                 Date
---------                                            -----                                 ----
ELWOOD G. NORRIS                                President, Director,                      01/30/96
----------------------------------              Chief Executive Officer,
ELWOOD G. NORRIS                                Chairman of the Board



ROBERT PUTNAM                                   Director, Chief Financial and             01/30/96
----------------------------------              Accounting Officer,
ROBERT PUTNAM                                   Secretary, Treasurer




----------------------------------              Director                                  01/30/96
DONALD R. BERNIER



RICHARD D. MCDANIEL                             Director                                  01/30/96
----------------------------------
RICHARD D. MCDANIEL





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
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   ========================================

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933

                    =======================================





                                 ==============

                                    EXHIBITS

                                 ==============




                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)



                                 EXHIBIT INDEX

          The following exhibits are included as part of this registration statement, except those exhibits, marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or form. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.


     5.1      Consent and opinion of Brasher & Company, counsel to the Company  . . . . . .           R-6

    10.1      1995 Employee Stock Compensation Plan of the Company  . . . . . . . . . . . .(1)

    23.1      Consent of BDO Seidman, LLP, independent certified public accountants . . . .           R-9

-----------------
(1) Incorporated by reference to Exhibit 10.5 to Report on Form 10-QSB for fiscal quarter ended November 30, 1995.





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